    As filed with the Securities and Exchange Commission on December 6, 1995
                                                  Registration No. 33-__________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       -----------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------
                             DEL LABORATORIES, INC.
             (Exact name of Registrant as specified in its charter)

                       ----------------------------------

              DELAWARE                                  13-1953103
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)

565 BROAD HOLLOW ROAD, FARMINGDALE, NEW YORK               11735
(Address of Principal Executive Offices)                (Zip Code)

                     DEL LABORATORIES, INC. 1994 STOCK PLAN
                            (Full title of the plan)

                                 DAN K. WASSONG
                        CHAIRMAN OF THE BOARD, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                             DEL LABORATORIES, INC.
                              565 BROAD HOLLOW ROAD
                           FARMINGDALE, NEW YORK 11735
                     (Name and address of agent for service)

                                 (516) 293-7070
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                             Robert H. Haines, Esq.
                        Zimet, Haines, Friedman & Kaplan
                                 460 Park Avenue
                            New York, New York 10022
                                 (212) 486-1700

                       ----------------------------------


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                    PROPOSED MAXIMUM          PROPOSED MAXIMUM
    TITLE OF SECURITIES TO BE     AMOUNT TO BE          OFFERING             AGGREGATE OFFERING          AMOUNT OF
           REGISTERED              REGISTERED       PRICE PER UNIT(1)             PRICE               REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value        504,950 shares             $19.27                     $9,730,387         $ 3,356
      $1.00 per share
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------


(1) The Proposed Maximum Offering Price per Share was estimated pursuant to Rule 457(h) under the Securities Act of 1933, as amended. With respect to 316,977 shares of Common Stock subject to outstanding options to purchase Common Stock under the Registrant's 1994 Stock Plan, the Proposed Maximum Offering Price per Share was estimated by reference to the exercise price of such options. The weighted average exercise price per share of the 316,977 shares subject to outstanding options is $19.13. With respect to 187,973 shares of Common Stock issuable pursuant to options available for future grant under the 1994 Stock Plan, the estimated Proposed Maximum Offering Price per Share was estimated by reference to the average of the high and low prices of the Registrant's Common Stock reported on the American Stock Exchange on November 29, 1995, which average was $19.50. The number referenced above represents a weighted average of the foregoing estimates.

                                EXPLANATORY NOTE


     This Registration Statement relates to 504,950 shares of common stock, par value $1.00 per share ("Common Stock"), of Del Laboratories, Inc. (the "Registrant"), authorized for issuance under the Registrant's 1994 Stock Plan (the "1994 Plan"). These include 362,850 shares originally authorized for issuance under the 1994 Plan as approved and adopted by the Registrant's stockholders on May 26, 1994 (as adjusted for a 4-for-3 stock split in June 1994 and for a 2-for-1 stock split in June 1995) and 142,100 additional shares that, pursuant to the terms of the 1994 Plan, have become available for grant thereunder as a result of termination of stock options previously granted under other stock option plans of the Registrant and delivery of shares in payment of the exercise price of previously outstanding options and tax liability arising therefrom.

                                     PART II


Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement by reference:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995;

          (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994; and

          (d) The description of the Registrant's Common Stock, par value $1.00 per share, contained in the Registrant's Registration Statement on Form 8C dated August 11, 1967, as amended by Amendment No. 1 on Form 8 dated June 30, 1980, filed pursuant to Section 12 of the Exchange Act.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.  DESCRIPTION OF SECURITIES

               Not applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

               The legality of the securities being offered hereunder has been passed upon by the law firm of Zimet, Haines, Friedman & Kaplan. Robert H. Haines, a member of such firm, is a director of the Registrant.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 145 of the General Corporation Law of Delaware grants each corporation organized thereunder the power to indemnify its officers, directors, employees and agents on certain conditions against liabilities arising out of any action or proceeding to which any of them is a party by reason of being such officer, director, employee or agent. Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation, with the approval of its stockholders, to include within its certificate of incorporation a provision eliminating or limiting the personal liability of its directors to that corporation or its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duty of care, both in suits by or on behalf of the corporation and in actions by stockholders of the corporation.

               The Registrant's certificate of incorporation, as amended (the "Certificate of Incorporation"), includes an Article which allows the Registrant to take advantage of Section 102(b)(7) of the Delaware General Corporation Law. The Certificate of Incorporation also provides for the indemnification, to the fullest extent permitted by the Delaware General Corporation Law, of directors and officers of the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which such person may become involved by reason of the fact that he or she is or was serving as a director or officer of the Registrant. The Certificate of Incorporation also provides that the Registrant may indemnify, in the same manner, any of its employees or agents or any person who is serving at the request of the Registrant as a director, officer, employee or agent of another entity.

               The Registrant's By-laws contain provisions concerning the indemnification of officers and directors which are substantially identical to those contained in the Certificate of Incorporation.

               The Registrant maintains liability insurance covering its directors, officers, employees and agents with respect to certain liabilities, not including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such directors, officers, employees or agents.



Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.


Item 8.  EXHIBITS

   EXHIBIT                              DESCRIPTION
   -------                              -----------

    4.1 1994 Stock Plan, filed as Annex A to the Registrant's proxy statement dated April 25, 1994, filed with the Commission on such date, which Annex is incorporated herein by reference.

    4.2 Form of Non-Incentive Stock Option Agreement under the 1994 Stock Plan, filed herewith.

    4.3(a) Certificate of Incorporation of the Registrant as filed October 25, 1961 and as amended May 9, 1963, April 18, 1966, May 23, 1972, July 22, 1977, July 3, 1984, July 18, 1985 and
                  June 22, 1987, filed as Exhibit 1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, which Exhibit is incorporated herein by reference.

    4.3(b) Certificate of Amendment of the Certificate of Incorporation of the Registrant, as filed May 27, 1994, filed as Exhibit 1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, which Exhibit is incorporated herein by reference.

    4.3(c) Certificate of Amendment of the Certificate of Incorporation of the Registrant, as filed on June 1, 1995, filed as Exhibit 1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, which Exhibit is incorporated herein by reference.

    4.5 By-laws of the Registrant, as amended, filed as Exhibit 2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, which Exhibit is incorporated herein by reference.

   EXHIBIT                               DESCRIPTION
   -------                               -----------

    5.1           Opinion of Zimet, Haines, Friedman & Kaplan, filed herewith.

    15            Not Applicable.

    23.1          Consent of KPMG Peat Marwick LLP, filed herewith.

    23.2          Consent of counsel, contained in the opinion filed as Exhibit
                  5.1 hereto.

    24.1          Power of Attorney (see page 7 of this Registration
                  Statement).



Item 9.        UNDERTAKINGS


    The undersigned Registrant hereby undertakes:


           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.


            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmingdale, State of New York, on this 5th day of December, 1995.



                                        DEL LABORATORIES, INC.



                                        By:  /S/ Dan K. Wassong
                                            ----------------------------------
                                             Dan K. Wassong
                                             Chairman of the Board, President
                                             and Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Dan K. Wassong and Melvyn C. Goldstein, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                                 Chairman of the Board,
  /s/ Dan K. Wassong             President and Chief
-----------------------------    Executive Officer
 Dan K. Wassong                  (Principal Executive       December 5, 1995
                                 Officer)

  /s/ Melvyn C. Goldstein        Vice President - Finance
-----------------------------    (Principal Financial and   December 5, 1995
 Melvyn C. Goldstein             Accounting Officer)

  /s/ Martin E. Revson
----------------------------     Director                   December 5, 1995
 Martin E. Revson


  /s/ Robert H. Haines
----------------------------     Director                   December 5, 1995
  Robert H. Haines


  /s/ Charles J. Hinkaty
----------------------------     Director                   December 5, 1995
 Charles J. Hinkaty


  /s/ Robert A. Kavesh
----------------------------     Director                   December 5, 1995
 Robert A. Kavesh

  /s/ Steven Kotler
----------------------------     Director                   December 5, 1995
 Steven Kotler

  /s/ Marcella Maxwell
----------------------------     Director                   December 5, 1995
 Marcella Maxwell

                                  EXHIBIT INDEX

   Exhibit                            Description
   -------                            -----------

    4.2 Form of Non-Incentive Stock Option Agreement under the 1994 Stock Plan, filed herewith.

    5.1       Opinion of Zimet, Haines, Friedman & Kaplan, filed herewith.

   23.1       Consent of KPMG Peat Marwick LLP, filed herewith.

   23.2 Consent of counsel, contained in the opinion filed as Exhibit 5.1 hereto.

   24.1       Power of Attorney (see page 7 of this Registration Statement).